Exhibit 10.2

SETTLEMENT AGREEMENT

This Settlement Agreement is entered into as of June 27, 2018, by and between Dennis Demetre (“Demetre”), Lori Lynn Lewis Demetre (“Lewis”), John Alfred Lewis, Christopher Brandon Lewis, and HMS Holdings Corp. (“HMS”).

WITNESSETH

WHEREAS, Demetre, Lewis, John Alfred Lewis, Christopher Brandon Lewis, and HMS entered into a Stock Purchase Agreement for Allied Management Group – Special Investigation Unit, Inc. (“Agreement”), dated June 30, 2010, pursuant to which Demetre, Lewis, John Alfred Lewis, and Christopher Brandon Lewis sold their company, Allied Management Group – Special Investigation Unit, Inc. (“AMG”), to HMS for an up-front payment of $13 million plus potential contingent earn-out payments;

WHEREAS, Demetre and Lewis commenced an action against HMS on July 9, 2012, entitled Demetre v. HMS Holdings Corp., No. 652381/2012, in New York State Supreme Court, County of New York concerning the earn-out payments, and on December 13, 2013, HMS asserted counterclaims against Demetre and Lewis (the “Litigation”);

WHEREAS, the Litigation was tried in a jury trial from October 24, 2017, to November 3, 2017;

WHEREAS, the jury returned a verdict for Demetre and Lewis in the amount of $60 million in connection with the Litigation;

WHEREAS, HMS filed a Post-Trial Motion for Judgment as a Matter of Law, dated November 20, 2017, identifying issues with the verdict and asking that the verdict be vacated or reduced, which is currently pending;

WHEREAS, Demetre, Lewis, John Alfred Lewis, Christopher Brandon Lewis, and HMS wish to settle the disputes between and among them;

NOW, THEREFORE, Demetre, Lewis, John Alfred Lewis, Christopher Brandon Lewis, and HMS, intending to be legally bound, hereby agree that in consideration of the settlement of the disputes between the parties, as described below, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

1.                  Upon execution of this Settlement Agreement, counsel for Demetre and Lewis will execute and deliver to counsel for HMS a Stipulation of Discontinuance with prejudice and without costs to either party in the form attached hereto as Exhibit A. The Stipulation of Discontinuance will be held in escrow by HMS’s counsel to be filed with the Court upon payment of the Settlement Amount as set forth in paragraph 2 of this Settlement Agreement.

2.                  Within ten (10) business days of the execution of this Settlement Agreement, HMS will pay Demetre, Lewis, John Alfred Lewis, and Christopher Brandon Lewis twenty million dollars ($20,000,000.00) (the “Settlement Amount”), to be divided amongst themselves as they may separately agree, by wire transfer to the following account:

Humphrey, Farrington & McClain, P.C. IOLTA Account

Account No. XXXXXXX

ABA No. XXXXXXXXX

Citizens Bank & Trust

7553 NW Barry Road, Kansas City, MO 64153

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For avoidance of doubt, the parties agree and understand that the Settlement Amount includes a sum representing the balance of the remaining escrow funds (approximately $668,820) (“Escrow Funds”) currently being held in escrow with JP Morgan Chase Bank, N.A. in Account Number XXXXXXXXXXXXXXX pursuant to the Escrow Agreement dated June 30, 2010 by and between Demetre, Lewis, John Alfred Lewis, Christopher Brandon Lewis and HMS, which shall be released to HMS. Upon execution of this Settlement Agreement, counsel for Demetre and Lewis will deliver to counsel for HMS written authorization in the form attached hereto as Exhibit B, executed by Demetre, Lewis, John Alfred Lewis, and Christopher Brandon Lewis, for the release of the Escrow Funds to HMS.

3.                  Demetre, Lewis, John Alfred Lewis, and Christopher Brandon Lewis on behalf of themselves and their respective past, present, and future companies, subsidiaries, and their present and former agents, advisors, accountants, attorneys, assignees, and representatives hereby release and absolutely and forever discharge HMS, as well as its past, present, and future companies, subsidiaries, and affiliates, and their respective present and former officers, directors, shareholders, employees, agents, advisors, accountants, attorneys, assignees, and representatives (referred to collectively as the “HMS Released Parties”), of and from any and all claims, demands, damages, debts, liabilities, judgments, accounts, loss of profits, loss of goodwill, loss of reputation, obligations, costs, expenses, actions, and causes of action of every kind and nature whatsoever, whether now known or unknown, suspected or unsuspected, choate or inchoate, which Demetre, Lewis, John Alfred Lewis, or Christopher Brandon Lewis now has, owns, or holds, or at any time heretofore ever had, owned, or held against any of them (referred to collectively as “Demetre-Lewis Claims”) from the beginning of the world to the date hereof, including without limitation any Demetre-Lewis Claims which arise out of, relate to, or are based upon: (i) the performance or non-performance of the Agreement; and/or (ii) any of the events, acts, or conduct that are the subject of (or could have been the subject of) the Litigation; provided, however, that there shall be expressly excluded from this General Release any and all Demetre-Lewis Claims arising out of, relating to, or based upon this Settlement Agreement.

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4.                  HMS, on behalf of itself and its respective past, present, and future parent companies, subsidiaries, and their present and former agents, advisors, accountants, attorneys, assignees, and representatives hereby releases and absolutely and forever discharges Demetre, Lewis, John Alfred Lewis, and Christopher Brandon Lewis, as well as their past, present, and future companies, subsidiaries, and affiliates, and their respective present and former officers, directors, shareholders, employees, agents, advisors, accountants, attorneys, assignees, and representatives (referred to collectively as the “Demetre-Lewis Released Parties”), of and from any and all claims, demands, damages, debts, liabilities, judgments, accounts, loss of profits, loss of goodwill, loss of reputation, obligations, costs, expenses, actions, and causes of action of every kind and nature whatsoever, whether now known or unknown, suspected or unsuspected, choate or inchoate, which HMS now has, owns, or holds, or at any time heretofore ever had, owned, or held against any of them (referred to collectively as “HMS Claims”) from the beginning of the world to the date hereof, including without limitation any HMS Claims which arise out of, relate to, or are based upon: (i) the performance or non-performance of the Agreement; and/or (ii) any of the events, acts, or conduct that are the subject of (or could have been the subject of) the Litigation; provided, however, that there shall be expressly excluded from this General Release any and all HMS Claims arising out of, relating to, or based upon this Settlement Agreement.

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5.                  It is the intention of the Parties that in executing this Settlement Agreement and receiving the consideration called for herein, the releases above shall be effective as a full and final accord and satisfaction and release of all claims, demands, or causes of action released herein. In furtherance of this intention, each Party acknowledges that it is familiar with and understands California Civil Code section 1542 and that it hereby waives the protection of California Civil Code section 1542, to the extent applicable, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Each Party hereby waives and relinquishes all rights and benefits that it has or may have under California Civil Code section 1542, or the law of any other state or jurisdiction to the same or similar effect, to the full extent that it may lawfully waive all such rights and benefits pertaining to any of the claims, demands, or causes of action released herein.

6.                  Nothing in this Settlement Agreement shall be deemed or asserted to be an admission by Demetre, Lewis, John Alfred Lewis, Christopher Brandon Lewis, or HMS of any liability that is the subject of this Settlement Agreement or the Litigation, which liability is expressly denied.

7.                  This Settlement Agreement contains, and is intended to contain, a complete statement of the entire agreement and understanding of Demetre, Lewis, John Alfred Lewis, Christopher Brandon Lewis, and HMS with respect to the subject matter hereof, and supersedes all prior statements, representations, discussions, agreements, draft agreement, and undertakings, whether written or oral, express or implied, of any and every nature with respect thereto.

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8.                  This Settlement Agreement cannot be amended, supplemented, or modified, nor may any provision hereof be waived, except by a written instrument executed by Demetre, Lewis, John Alfred Lewis, Christopher Brandon Lewis, and HMS.

9.                  Demetre, Lewis, John Alfred Lewis, and Christopher Brandon Lewis represent that they have kept and will keep every term of this Settlement Agreement strictly confidential and that they will not at any time hereafter disclose the existence of this Settlement Agreement, the underlying facts relating to the Litigation and their claims or causes of action, the fact that a settlement agreement was being discussed or considered, the substance or contents of this Settlement Agreement or the amount or fact of payment of money (collectively, the “Settlement Issues”) to any person or persons, including, without limitation, current and former employees of the Demetre-Lewis Released Parties or HMS Released Parties, other than Demetre, Lewis, John Alfred Lewis, and Christopher Brandon Lewis’s attorney(s), accountants, investment and financial advisors, and members of Demetre, Lewis, John Alfred Lewis, and Christopher Brandon Lewis’s immediate family (collectively, “Confidants”), provided that such Confidants agree to and do maintain such Settlement Issues as confidential. If asked about the Litigation or Settlement Issues, Demetre, Lewis, John Alfred Lewis, and Christopher Brandon Lewis will state only that “We are pleased to have resolved this matter.”

Notwithstanding the foregoing, subject to compliance with the provisions of paragraph 9 of this Settlement Agreement, Demetre, Lewis, John Alfred Lewis, and Christopher Brandon Lewis and their Confidants may disclose the Settlement Issues pursuant to court order, judicial or regulatory process, or subpoena, provided that Demetre, Lewis, John Alfred Lewis, and Christopher Brandon Lewis shall, to the extent permissible by law, notify HMS immediately upon learning of the order, process, or subpoena so that HMS may seek a protective order or other appropriate remedy, and Demetre, Lewis, John Alfred Lewis, and Christopher Brandon Lewis will cooperate fully with HMS to obtain such protective order or other appropriate remedy and otherwise lawfully resist disclosure of the information. If no such protective order or other remedy is obtained, Demetre, Lewis, John Alfred Lewis, and Christopher Brandon Lewis and their Confidants will disclose only that portion of the Settlement Issues which they are advised in writing by their legal counsel is legally required to be disclosed, and will use best efforts to ensure any such information so disclosed will be accorded confidential treatment.

6

Demetre, Lewis, John Alfred Lewis, and Christopher Brandon Lewis understand and acknowledge that the representations and commitments made by them in paragraph 9 of this Settlement Agreement are essential, material, and indispensable conditions of this Settlement Agreement, and that the settlement benefits provided for herein by HMS would not have been provided in the absence of these representations and commitments.

HMS represents that it has kept every term of this Settlement Agreement strictly confidential through the date it executes this Settlement Agreement. HMS may, however, disclose the Settlement Amount and related financial impact, accounting treatment and tax consequences of this Settlement Agreement as deemed advisable or as otherwise required by financial and public company reporting requirements such as U.S. Generally Accepted Accounting Standards (“GAAP”), the U.S. Securities & Exchange Commission rules and regulations, Public Company Accounting Oversight Board auditing standards, the Nasdaq Stock Market listing rules or similar rules, regulations and standards. If asked about the underlying facts relating to the Settlement Issues, HMS will state only that “We are pleased to have resolved this matter.”

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HMS may also disclose the Settlement Issues pursuant to court order, judicial or regulatory process, or subpoena, provided that HMS shall, to the extent permissible by law, notify Demetre, Lewis, John Alfred Lewis, and Christopher Brandon Lewis immediately upon learning of the order, process, or subpoena so that Demetre, Lewis, John Alfred Lewis, and Christopher Brandon Lewis may seek a protective order or other appropriate remedy, and HMS will cooperate fully with Demetre, Lewis, John Alfred Lewis, and Christopher Brandon Lewis to obtain such protective order or other appropriate remedy and otherwise lawfully resist disclosure of the information. Except as otherwise provided in this Settlement Agreement, HMS will disclose only that portion of the Settlement Issues which it is advised in writing by its legal counsel is legally required to be disclosed, and will use best efforts to ensure any such information so disclosed will be accorded confidential treatment.

10.              Each Party represents and warrants to the other that neither it, nor any of its agents, representatives, attorneys, or any other person or entity, in order to induce any other Party to enter into this Settlement Agreement, has made any promise, assurance, representation, inducement, or warranty whatsoever, whether express, implied, or statutory, that is not specifically set forth in writing in this Settlement Agreement, and further acknowledges that this Settlement Agreement has not been entered into in reliance upon any promise, assurance, representation, inducement, or warranty not expressly set forth in writing in this Settlement Agreement.

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11.              Each Party represents and warrants to the other that it has read and understands this Settlement Agreement, and that this Settlement Agreement is executed voluntarily and without duress or undue influence on the part of or on behalf of the other Parties hereto. The Parties hereby acknowledge that they have been represented or have had the opportunity to be represented in the negotiations and preparation of this Settlement Agreement by counsel of their own choice and that they are fully aware of the contents of this Settlement Agreement and of the legal effect of each and every provision herein. Each Party shall bear its own costs and attorneys’ fees with respect to this Settlement Agreement.

12.              The Parties expressly agree that there are no third-party beneficiaries to this Settlement Agreement other than the Parties and the releasees mentioned in paragraphs 3 and 4 of this Settlement Agreement and that nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Settlement Agreement.

13.              This Settlement Agreement shall be interpreted and construed in accordance with the laws of the State of New York.

14.              All disputes, controversies, or differences between the Parties arising out of, relating to, or based upon this Settlement Agreement, or the breach thereof, shall be filed in New York State Supreme Court, New York County.

15.              The rules of construction that an agreement be construed against the drafting party shall not be applied in interpreting this Settlement Agreement.

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16.              Should any part, term, or provision of this Settlement Agreement be declared or determined by any court or other tribunal of appropriate jurisdiction to be invalid or unenforceable, any such invalid or unenforceable part, term, or provision shall be deemed stricken and severed from this Settlement Agreement only to the extent necessary to make such part, term, or provision lawful and enforceable, and any and all of the other terms of the Settlement Agreement shall remain in full force and effect to the fullest extent permitted by law.

17.              This Settlement Agreement may be executed in identical counterparts with the same force and effect as if all signatures were set forth in a single instrument.

IN WITNESS WHEREOF, Demetre, Lewis, John Alfred Lewis, Christopher Brandon Lewis, and HMS have caused this Settlement Agreement to be executed on their behalf by their duly authorized representatives, on the day and year set forth opposite each of their signatures hereto.

DENNIS DEMETRE

Dated: 6/27/18	/s/ Dennis Demetre

LORI LEWIS

Dated: 6/27/18	/s/ Lori Lewis

JOHN ALFRED LEWIS

Dated: 6/27/18	/s/ John Alfred Lewis

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CHRISTOPHER BRANDON LEWIS

Dated: 6/27/18	/s/ Christopher Brandon Lewis

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HMS HOLDINGS CORP.

Dated: 6/27/18	/s/ William C. Lucia
BY: WILLIAM C. LUCIA
PRESIDENT AND CHIEF EXECUTIVE OFFICER

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Exhibit A

SUPREME COURT OF THE STATE OF NEW YORK

COUNTY OF NEW YORK
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DENNIS DEMETRE and LORI LEWIS,
:
Plaintiffs,	:	Index No. 652381/2012
	:	Hon. Saliann Scarpulla
- against -	:
:
:
HMS HOLDINGS CORP.,	:
Defendant.	:
:
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STIPULATION OF DISCONTINUANCE WITH PREJUDICE

Pursuant to Rule 3217(b) of the Civil Practice Law and Rules of the State of New York, Plaintiffs Dennis Demetre and Lori Lewis and Defendant HMS Holdings Corp. (collectively, the “Parties”), by and through their undersigned counsel, hereby stipulate and agree that the Parties have amicably resolved their differences and that the above-referenced proceeding shall be discontinued, with prejudice, and without costs to any of the Parties as against another. None of the Parties is an infant, incompetent person for whom a committee has been appointed, or conservatee and no person, not a Party, has an interest in the subject matter of the action.

It is further stipulated and agreed that the verdict entered by the jury in this proceeding on November 3, 2017, will be vacated and dissolved and will have no force or effect.

Dated:	June _____, 2018
New York, NY

By:

Joshua B. Katz
Jack A. Gordan
KENT, BEATTY & GORDON, LLP
Eleven Times Square
New York, New York 10036
Telephone: (212) 421-4300

Kenneth B. McClain
Humphrey, Farrington & McClain, P.C.
221 W. Lexington Ave., #400
Independence, Missouri 64050
Telephone: (816) 836-5050
(Admitted pro hac vice)

William Carr
Steven White
White, Graham, Buckley & Carr, LLC
19049 E. Valley View Parkway
Independence, Missouri 64055
Telephone: (816) 373-9080
(Admitted pro hac vice)

John M. Klamann
Andrew Schermerhorn
The Klamann Law Firm
4435 Main St., Suite 150
Kansas City, Missouri 64111
Telephone: (816) 421-2626

Attorneys for Plaintiffs Dennis Demetre & Lori Lewis.

By:

David J. Lender
Gregory Silbert
WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, NY 10153
Telephone: (212) 310-8000
Facsimile: (212) 310-8007

Attorneys for Defendant
HMS Holdings Corp.

SO ORDERED:

Hon. Saliann Scarpulla, J.S.C.

Exhibit B

June ____, 2018

JP Morgan Chase Bank, N.A.

Treasury Services

4 New York Plaza, 21st Floor

New York, NY 10004

Attention: Li Hom / Joan King-Francois

RE:	Escrow Agreement dated June 30, 2010, by and between HMS Holdings Corp. and Dennis Demetre, Lori Lewis, John Alfred Lewis and Christopher Brandon Lewis

Dear Ms. Hom and Ms. King-Francois:

Pursuant to the Escrow Agreement referenced above, JP Morgan Chase Bank is currently holding funds in Account Number XXXXXXXXXXXXXXX (the “Escrow Account”). The parties to the Escrow Agreement hereby direct JP Morgan Chase Bank to release the remaining balance of the funds, including all accrued and unpaid interest, in the Escrow Account to HMS Holdings Corp. in accordance with the standing settlement instructions stated in Sections 11(a) and (b) of the Escrow Agreement. Please direct any questions or concerns to the following attorneys for the parties:

David J. Lender	William L. Carr
Weil, Gotshal & Manges LLP	White, Graham, Buckley & Carr
767 Fifth Avenue	19049 E. Valley View Parkway, Suite C
New York, NY 10153	Independence, MO 64055
Telephone: (212) 310-8000	Telephone: (816) 373-9080
Attorney for HMS Holdings Corp.	Attorney for Demetre/Lewis

Thank you for your prompt attention to this matter.

/s/ Jeffrey S. Sherman
HMS Holdings Corp.	Dennis Demetre
By: Jeffrey S. Sherman
Executive Vice President,
Chief Financial Officer, and Treasurer
Lori Lewis

Christopher Brandon Lewis

John Alfred Lewis